                                                                Exhibit 10(o)


                            DEPOSIT ESCROW AGREEMENT
                            ------------------------

         THIS DEPOSIT ESCROW AGREEMENT ("this Agreement") entered into as of the 9th day of December, 1997, by and among REGENT BROADCASTING OF KINGMAN, INC., a Delaware corporation ("Buyer"), CONTINENTAL RADIO BROADCASTING, L.L.C., an Arizona limited liability company ("Seller"), and STAR MEDIA, as escrow agent (the "Escrow Agent").

                                    RECITALS:

         A. Seller and Buyer have entered into an Asset Purchase Agreement dated as of December 9, 1997, as may have been amended through the date hereof (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Seller certain assets as described in the Purchase Agreement.

         B. In accordance with Section 3.2 of the Purchase Agreement, Buyer is prepared to deposit with the Escrow Agent on and subject to the terms and conditions of this Agreement an irrevocable stand-by letter of credit in the face amount of $175,000 as a source of funds for the payment to Seller of liquidated damages as provided in Section 16.4 of the Purchase Agreement in the event that a Closing under the Purchase Agreement is not consummated solely by reason of a material breach by Buyer.

         C. The Escrow Agent named above is willing to act as the escrow agent hereunder on and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as ascribed to them in the Purchase Agreement, which is hereby incorporated herein by reference. "Business Days" means any day which is not a Saturday, Sunday or a legal or national banking holiday. Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.

         2. ESTABLISHMENT AND MAINTENANCE OF ESCROW FUND. Escrow Agent hereby acknowledges receipt of an irrevocable, stand-by letter of credit in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (said letter of credit and any cash proceeds thereof and any income earned on such cash proceeds while on deposit hereunder being referred to as the "Escrow Fund"). Escrow Agent agrees to hold, invest and disburse the Escrow Fund for the benefit of Buyer and Seller, their respective successors and assigns, as provided herein. The Escrow Fund shall be released by the Escrow Agent only in accordance with the terms and conditions hereinafter set forth.

         3. RELEASE OF ESCROW FUND.

                  (a) At the time and place of the Closing under the Purchase Agreement, and simultaneously with the performance by Buyer and Seller of their respective obligations under the Purchase Agreement, Buyer and Seller shall instruct the Escrow Agent to deliver or pay the Escrow Fund to Buyer.

                  (b) On the twentieth (20th) day after Escrow Agent's receipt of written notice from Seller (with evidence of service of such notice on Buyer) that (a) the Purchase Agreement has been terminated pursuant to Section 16.1.3 of the Purchase Agreement solely because of Buyer's material breach of the Purchase Agreement which was not cured within any applicable cure period, and
(b) all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be expected to be satisfied by the Closing) ("Seller's Notice"), Escrow Agent shall deliver the Escrow Fund to Seller; provided, however, that Escrow Agent shall make no such delivery if Buyer, prior to the expiration of the aforesaid 20-day period, has provided notice to Escrow Agent and Seller of its countervailing claim to the Escrow Fund or otherwise claims that Seller is not entitled to the Escrow Fund for any reason ("Buyer's Rebuttal Notice").

                  (c) On the twentieth (20th) day after Escrow Agent's receipt of written notice from Buyer (with evidence of service of such notice on Seller) that the Purchase Agreement has been terminated for any reason other than the circumstances described in Section 3(a) or (b) above ("Buyer's Notice"), Escrow Agent shall deliver the Escrow Fund to Buyer; provided, however, that Escrow Agent shall make no such delivery if Seller, prior to the expiration of the aforesaid 20-day period, has provided notice to Escrow Agent and Buyer of Seller's countervailing claim to the Escrow Fund or otherwise claims that Buyer is not entitled to the Escrow Fund for any reason ("Seller's Rebuttal Notice").

                  (d) After timely receipt by Escrow Agent of Seller's Rebuttal Notice or Buyer's Rebuttal Notice, Escrow Agent shall not deliver the Escrow Fund until such time as Escrow Agent receives: (a) a written agreement signed by Seller and Buyer providing instructions as to the disposition of the Escrow Fund, or (b) a certified copy of an order or judgment from an arbitrator or court which has become final (meaning that the order or judgment is no longer subject to appeal to or review by a court of competent jurisdiction) with respect to the disposition of the Escrow Fund, at which time, Escrow Agent shall deliver the Escrow Fund in accordance with said agreement, order or judgment. Any interest earned on the Escrow Fund in all events shall be delivered to Buyer at the termination of this Agreement.

                  (e) Notwithstanding any other provision of this Escrow Agreement, Escrow Agent shall, upon receipt of written instructions signed jointly by Seller and Buyer, deliver the Escrow Fund to the party or parties named in, or otherwise act in accordance with such instructions.

                  (f) In the event there has not been delivered to the Escrow Agent a renewed and extended letter of credit within thirty (30) days of the expiration date of the letter of credit then on deposit, the Escrow Agent is hereby irrevocably authorized and directed without notice to or further action from Buyer or Seller and without regard to any contrary instructions from either Buyer or Seller to draw on said letter of credit in full and to accept and hold the proceeds therefrom in escrow pursuant to the terms of this Agreement, in which event the cash proceeds, and all interest earned thereon, shall be deemed to be the Escrow Fund.

         4. DISPUTE. In the event of any dispute among any of the parties to this Agreement, including with respect to Buyer's or Seller's disputed claim to the Escrow Fund or the interpretation or administration of this Agreement, the Escrow Agent shall make no delivery or other disposition of the Escrow Fund until it has received (i) written instructions executed by both Buyer and Seller, or (ii) a certified copy of an order or judgment from an arbitrator or court which has become final (meaning that the order or judgment is no longer subject to appeal to or review by a court of competent jurisdiction) with respect to the disposition of the Escrow Fund, whereupon Escrow Agent shall deliver the Escrow Fund in accordance with such joint written instructions, order or judgment.

         5. TERMINATION OF THE ESCROW FUND. The Escrow Agreement shall terminate:

                  (a) On the date on which the entire Escrow Fund shall have been paid to or for the account of Buyer or Seller pursuant to the provisions of this Agreement; or

                  (b) On the date on which the entire Escrow Fund shall have been tendered to a court pursuant to Section 15 of this Agreement.

         Upon disbursement by the Escrow Agent of all of the Escrow Fund as provided in this Agreement, the duties of the Escrow Agent under this Agreement shall be completed and the Escrow Agent shall have no further obligation, duty, or liability under, or arising out of, this Agreement to any other party hereto.

         6. JOINT INSTRUCTIONS. Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given by Buyer and Seller jointly.

         7. INVESTMENTS OF ESCROW FUND. Prior to the final distribution of the Escrow Fund upon termination of this Agreement as provided in Section 5 hereof, the Escrow Agent shall invest and reinvest any cash portion of the Escrow Fund in savings accounts, money market accounts or secured certificates of deposit in United States banks, or securities issued or guaranteed by the United States Government, as may from time to time be directed by Seller. In the absence of direction from Seller as to investments, the Escrow Agent shall invest and reinvest the cash Escrow Fund in federally insured savings accounts. The Escrow Agent shall not be liable for any damages, losses or expenses resulting from any investment, or the sale or redemption of any investment, made in accordance with this Section 7.

         8. PROVISIONS RELATING TO ESCROW AGENT. The Escrow Agent shall serve hereunder without compensation. The Escrow Agent agrees to hold the Escrow Fund under the terms and conditions of this Agreement and to perform only the acts and duties expressly imposed upon it hereby. The Escrow Agent's duties under this Agreement will not in any way be modified, amended, amplified or increased by reference to any document, instrument or agreement referred to herein or whose terms or definitions are incorporated or referenced herein. The Escrow Agent will be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve it in expense unless it has been first indemnified to its satisfaction. The Escrow Agent will have no duty to take notice and will not be charged with knowledge or notice of the existence of any agreement, understanding or other arrangement or of any facts not set forth in this Agreement or in any properly written, signed and delivered notices or demands to it as herein provided. In the event of the receipt by the Escrow Agent of any notice or demand not provided for in, or in compliance with, this Agreement or of any inconsistent or conflicting notices or demands, the Escrow Agent will be protected in taking no action whatsoever with reference to such notice of demand. The Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which may be incurred as a result of any act or omission of the Escrow Agent except to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered which are caused by the Escrow Agent's willful misconduct or gross negligence. Accordingly, the Escrow Agent shall not incur any such liability with respect to
(i) any action taken or omitted in good faith upon the advice of counsel or counsel for any other party hereto, given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Agreement or
(ii) any action taken or omitted in reliance upon any instrument, including execution, or the identity or authority of any person executing such instrument, its validity and effectiveness, but also as to the truth and accuracy of any information contained therein which the Escrow Agent shall, in good faith, believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement. If the Escrow Agent shall determine in its sole discretion to require receipts for delivery of any Escrow Fund or any portion thereof, the Escrow Agent shall be under no duty to deliver the Escrow Fund or any portion thereof unless the person to whom delivery is to be made executes and delivers to the Escrow Agent a receipt in form acceptable to the Escrow Agent. The Escrow Agent shall not be required to obtain any such receipt.

         9. NOTICES. All notices, demands and other communication which may or are required to be given hereunder or with respect hereto shall be in writing and shall be addressed and given in accordance with the provisions of Section
17.9 of the Purchase Agreement, as if such Section 17.9 were fully written herein; provided that any notice by Seller pursuant to Section 3 of this Agreement may be given only by registered or certified mail, return receipt requested. All notices, demands and other communications given hereunder shall be addressed to the Escrow Agent as follows:

                                            Star Media
                                            5080 Spectrum Drive, Suite 609 East
                                            Dallas, Texas  75248
                                            Attn:    Peter Handy
                                            Fax:     (972) 458-1330

         10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. INDEMNITY OF ESCROW AGENT. Seller and Buyer hereby jointly and severally agree to indemnify the Escrow Agent and hold the Escrow Agent and its officers, directors, employees, affiliates, and agents (collectively the "Indemnified Parties" and, individually, as "Indemnified Party") harmless against any and all actions, causes of action, suits, demands, investigations, obligations, judgments, losses, costs, liabilities, damages, and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought) including, but not limited to, reasonable attorneys' fees at customary hourly rates which are incurred by, accrued, asserted, made or brought against, charged to, or recoverable from the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of this Agreement or any and all claims, actions, settlement or liability for acts or failure to act in connection with this Agreement, excepting, however, any such loss or expense to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered which are caused by the Escrow Agent's gross negligence or its willful misconduct.

         12. COUNTERPARTS. This Agreement and any notices delivered pursuant hereto may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or any such notices to produce or account for more than one such counterpart.

         13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona without regard to the conflict of law provisions thereof.

         14. RESIGNATION. The Escrow Agent may resign as Escrow Agent at any time and for any reason upon 15-days' prior written notice to Buyer and Seller. In the event the Escrow Agent resigns as provided above, the Escrow Agent shall deliver the Escrow Fund to the person or entity designated in writing by Buyer and Seller as a replacement escrow agent hereunder (or if Buyer and Seller have not provided Escrow Agent with written notice of a designated replacement escrow agent within said 15-day period, to a bank or trust company chosen by Escrow Agent), provided that such person or entity executes an addendum to this Agreement agreeing to act as Escrow Agent hereunder and to be bound by the terms of the Agreement. Upon such delivery of the Escrow Funds to such replacement escrow agent, the Escrow Agent will be discharged from any and all further duties, obligations, and liabilities under this Agreement, except to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered which are caused by Escrow Agent's prior willful misconduct or gross negligence. Promptly upon receipt of said notice of resignation, Buyer and Seller shall promptly agree on a bank, trust company, or other entity or person to serve as a replacement new escrow agent hereunder and notify Escrow Agent thereof in writing.

         15. INTERPLEADER. In the event of any disagreement among the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property involved herein or affected hereby, the Escrow Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate and thereupon to be discharged from all further duties, obligations, and liabilities under this Agreement, except to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered which are caused by Escrow Agent's prior willful misconduct or gross negligence.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow Agreement by its duly authorized officer, as of the day and year first above written.

                                     SELLER:
                                     -------

                                     RUBY BROADCASTING, INC.

                                     By:      _________________________________
                                     Name:    _________________________________
                                     Title:   _________________________________

                                     BUYER:
                                     ------

                                     REGENT BROADCASTING OF VICTORVILLE, INC.

                                     By:      _________________________________
                                     Name:    _________________________________
                                     Title:   _________________________________

                                     ESCROW AGENT:
                                     -------------

                                     SECURITY TITLE & GUARANTY, INC.

                                     By:      _________________________________
                                     Name:    _________________________________
                                     Title:   _________________________________